Consent of Independent Auditors

We hereby consent to the use in this Registration Statement on Form N-4/A of our report dated February 14, 2003, relating to the consolidated financial statements of Business Men's Assurance Company of America and our report dated February 28, 2003, relating to the financial statements of BMA Variable Annuity Account A, which appear in such Registration Statement and the related Statement of Additional Information accompanying the Prospectus of BMA Variable Annuity Account A. We also consent to the reference to us under the "Financial Statements" and "Experts" in such Registration Statement and Statement of Additional Information.


                                         /s/PricewaterhouseCoopers LLP
                                            ---------------------------
                                            PricewaterhouseCoopers LLP

Kansas City, Missouri
August 21, 2003